UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 26, 2010

CHINANET ONLINE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52672	90-0617940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-51600828

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ChinaNet Online Holdings, Inc., a Nevada corporation (“ChinaNet”), held its annual meeting of stockholders on December 27, 2010, at 10 a.m. local time (the “Annual Meeting”).  There were 17,078,720 shares of common stock and 2,901,200 shares of preferred stock entitled to be voted, and an aggregate of 10,724,164 shares present in person or by proxy at the Annual Meeting.

Two items of business were acted upon by ChinaNet’s stockholders at the Annual Meeting.  The voting results are as follows:

1.	Election of Directors.

All of the following five nominees were elected to ChinaNet’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Handong Cheng	10,272,045	-	3,000	-

Zhige Zhang	10,228,045	-	2,000	-

Zhiqing Cheng	10,228,045	-	2,000	-

Watanabe Mototake	10,228,045	-	2,000	-

Douglas MacLellan	10,272,045	-	2,500	-

2.	Approval of ChinaNet’s Independent Accountants.

ChinaNet’s stockholders ratified the appointment of Bernstein & Pinchuk LLP as the Company’s independent accountants for 2010, in accordance with the voting results listed below.

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,625,439	11,461	87,265	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2010	CHINANET ONLINE HOLDINGS, INC.

	By:	/s/ Zhige Zhang
Name: Zhige Zhang
Title: Chief Financial Officer